Exhibit 23.1.

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-207958) pertaining to the 2014 Stock Option and Grant Plan, the 2015 Stock Option and Incentive Plan, and the 2015 Employee Stock Purchase Plan of Voyager Therapeutics, Inc., of our report dated March 17, 2016 with respect to the consolidated financial statements of Voyager Therapeutics, Inc. included in this Annual Report (Form 10-K) of Voyager Therapeutics, Inc. for the year ended December 31, 2015.

/s/Ernst & Young LLP

Boston, Massachusetts

March 17, 2016